EXHIBIT 4.3

                                 FORM OF WARRANT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION THEREUNDER.

                                 68,000 Warrants

            Void after 5:00 p.m. Eastern Time on the Expiration Date

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                       NASTECH PHARMACEUTICAL COMPANY INC.

      This Is To Certify That, FOR VALUE RECEIVED, Jesup & Lamont Securities Corporation ("Holder"), having an address at 650 Fifth Avenue, Suite 300, New York, NY 10019, is entitled to purchase, subject to the provisions of this Warrant, ("Warrant") from Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Company"), Sixty-Eight Thousand (68,000) non-callable, fully paid, validly issued and non-assessable shares of Common Stock, par value $.006 per share (the "Common Stock"), at an exercise price of $9.56, at any time or from time to time during the period (the "Exercise Period") from the date hereof until 5:00 p.m. Eastern Standard Time on May 11, 2005 (the "Expiration Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The Common Stock, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of the Common Stock hereunder in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

      (1) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Exercise Form annexed hereto duly executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier's check, for the number of Warrant Shares specified in such form. Notwithstanding the foregoing, in lieu of any cash payment required hereunder, the Holder of this Warrant shall have the right at any time during the Exercise Period to exercise the Warrant in full or in part by surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, in exchange for the number of Warrant Shares equal to the product of
(a) the number of Warrant Shares as to which the Warrant is being exercised multiplied by (b) a fraction, the numerator of which is the Current Market Price (as defined in Section 10 below) of the Common Stock less the Exercise Price and the denominator of which is the Current Market Price. As soon as practicable after each such exercise of the Warrants, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided such exercise is in accordance with the provisions set forth herein. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Stock shall not then be physically delivered to the Holder.

      (2) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

      (3) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. If more than one Warrant shall be exercised at one time by the Holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares issuable upon such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered upon exercise of any Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the average bid and asked prices of the Common Stock on the last available date for which quotations are available immediately preceding the date of exercise of this Warrant, if the bid and asked prices are not so reported, then the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      (4) EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Common Stock purchasable hereunder. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company or its warrant agent, if any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

      (5) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein and in any warrant agreement entered into by and between the Company and a warrant agent with respect to the Warrants. In the event the Company enters into a warrant agreement with a warrant agent, the terms of the Warrant shall be embodied in the warrant agreement; and the acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any such warrant agreement, upon such terms and conditions mutually agreeable between the Company and any such warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder, as set forth in this Warrant.

      (6) ANTI-DILUTION PROVISIONS.

            (a) Stock Dividends, Splits, Combinations, etc. In case the Company shall at any time after the date of this Warrant (i) declare a dividend, or make a distribution, on the outstanding Common Stock in shares of its capital stock,
(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each case, the number and kind of shares of Common Stock receivable upon exercise of this Warrant, in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, or reclassification, shall be proportionately increased or decreased, as the case may be, so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted as provided in this Section 6(a), then the Exercise Price shall also be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction (A) the numerator of which shall be the number of shares of common Stock purchasable upon the exercise immediately prior to such adjustment, and (B) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) Reorganization, Consolidation, Merger, Etc. In the case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) or if the Company (or any other such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided for in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such combination.

            (c) Extraordinary Dividends. In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than dividends payable in shares of Common Stock), or subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph 6(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the current Exercise Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, applicable to one share, and the denominator of which shall be such current Exercise Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

            (d) De Minimis Exception. No adjustment in the Exercise Price shall be required if such adjustment is less than $.01; provided, however, that any adjustments which by reason of this paragraph 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 6 shall be made to the nearest one-thousandth of a share, as the case may be.

            (e) Date of Issuance. In any case in which this paragraph 6 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to any Holder who exercised any Warrants after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment.

            (f) Adjustment to Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in paragraph 6(c) hereof, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of a Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

            (g) Notice of Adjustments. Whenever there shall be an adjustment as provided in this paragraph 6, the Company shall promptly cause written notice thereof to be sent by overnight courier, to the Holder, at its principal office, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent any error.

            (h) Outstanding Options/Warrants. No adjustment in the Exercise Price shall be required in the case of the issuance of any and all shares of Common Stock upon exercise of any options, warrants or convertible securities outstanding on or before the date hereof.

            (i) Adjustments at Below Par Value. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such the Company at such adjusted Exercise Price.

      (7) INVESTMENT REPRESENTATION. By accepting this Warrant, the Holder acknowledges that it is being taken for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Warrant; and such Warrant may only be transferred, subject to compliance with the legend set forth on the first page of this Warrant Certificate. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant, except in compliance with the Securities Act and the rules and regulations promulgated thereunder. Holder is an "Accredited Investor" as defined in Rule 501 of Regulation D under the Securities Act. Holder is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant. Holder has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Warrant and making an informed decision about purchasing the Warrant, and to protect its own interests in connection with the purchase of the Warrant and is able to bear the risks of an investment in the Warrant. Purchaser is not an "affiliate" or the Company as defined in Rule 405 of the Securities Act. Holder understands that its acquisition of the Warrant has not been registered under the Securities Act of 1933 or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. Holder has, in connection with its decision to purchase the Warrant, relied solely upon the representations and warranties of the Company contained herein. Unless the shares issuable upon the exercise of this Warrant are registered under the Securities Act, the Holder, upon exercise of this Warrant, will be required to reiterate the representations contained in this Section 7 with respect to the shares so issuable, and the certificates representing such shares will contain a legend to the effect that the Holder may not transfer, sell, pledge or hypothecate such shares unless the registration provisions of the Securities Act have been complied with and unless the Company has received an opinion of counsel that such registration is not required.

      (8) REGISTRATION RIGHTS. The Company will register the Warrant Shares for resale by the Holder on the first registration statement that the Company files with the Commission after October 18, 2001. Any registration statement filed pursuant to this Section 8 shall be maintained and remain effective during the term of this Warrant.

      (9) NOTICES. All notices and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telex or three (3) days after being mailed, postage prepaid, in the case of the Company to Nastech Pharmaceutical Company Inc., 45 Adams Avenue, Hauppauge, New York 11788
Attention: Chief Financial Officer, and in the case of the Holder to the address set forth herein, or to such other address as such party shall have specified by notice to the other party in accordance with this section (9). If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been mailed on the date set forth.

      (10) DEFINITION. The "Current Market Price" for the Common Stock of the Company on any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market ("Nasdaq")) on which the shares of Common Stock are listed or admitted to trading, or, if the Common Stock are not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the Nasdaq or a similar organization if the Nasdaq is no longer reporting such information (including, for purposes hereof, Nasdaq). If on any such date the Common Stock are not listed or admitted to trading on any national securities exchange and are not quoted by Nasdaq or any similar organization, the fair value of a share on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, shall be used.

      (11) MISCELLANEOUS. This Agreement contains the entire Agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought, provided however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or modification does not adversely affect the rights of the Holder hereunder. This Agreement may be assigned by Holder in accordance with the provisions of section (7) of this Agreement. This Agreement will not be assigned by the Company and shall be interpreted under the laws of the State of New York without application to the principles of conflicts of laws.

                                    NASTECH PHARMACEUTICAL COMPANY INC.


                               By: ___________________________________________

Dated: October 18, 2001

Attest:

                               FORM OF ASSIGNMENT

            (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

            FOR VALUE RECEIVED, _____________________ hereby sells, assigns, and transfers unto ________________________ a warrant (the "Warrant") to purchase __________ Common Stock, $.006 par value per share, of Nastech Pharmaceutical Company Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint __________________________________________________ as attorney to transfer such
Warrant on the books of the Company, with full power of substitution.

Dated:___________________


                                                Signature:  ___________________

                                     NOTICE

            The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                  EXERCISE FORM

                                  Dated ______, ____

      The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock and hereby (i) tenders payment herewith in the amount of $_____________ or (ii) surrenders this Warrant in the amount of _________, in payment of the actual exercise price thereof, and requests that certificates for such securities be issued in the name of, and delivered to, and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below. As a condition to this election, the undersigned hereby represents and warrants to the Company that the representations made by the undersigned in Section 7 of the Warrant are true and correct as of the date of this election with respect to the Warrant Shares.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name: __________________________________________________________________________
                 (Please type, write or print in block letters)

Address: _______________________________________________________________________

Signature: _____________________________________________________________________